Exhibit 99.1

IIOT-OXYS, Inc. Signs Distributor Agreement with ElastiSense ApS for Proprietary Sensor Technology

CAMBRIDGE, MA / ACCESSWIRE / January 4, 2023 / IIOT-OXYS, Inc. (OTC PINK:ITOX) ("Oxys" or the "Company") announces the signing of a non-exclusive Distributor Agreement with Denmark based ElastiSense ApS (“ElastiSense”) for their proprietary sensor technology. ElastiSense’s sensor technology is ideal for structural health monitoring, off-road machinery, factory automation and many other sensing purposes.

Cliff Emmons, Oxys CEO, stated, “We are excited to partner with the ElastiSense team and apply their proprietary sensor technology to two of our important markets – Structural Health Monitoring and Smart Manufacturing. We’re particularly focused on deploying their rugged displacement sensors for discrete smart manufacturing processes and equipment for stamped metal components used in medical devices and other industries.” The worldwide Industry 4.0 (also known as Smart Manufacturing) market was estimated at $64.9 billion in 2021 and is expected to grow at 20.6% CAGR to $165.5 billion by 2026.1 Independent research shows that the world-wide Structural Health Monitoring market size was $2.0 billion USD in 2021 and will reach $4.0 billion USD by 2027, growing at a CAGR of 14.6%.2

Rahim Sarban, ElastiSense CEO, commented, “Our sensors and sensing solutions offer robust and reliable measurement of displacement, frequency, and speed in a wide variety of applications. We’re pleased to sign this agreement with Oxys. Their experience in applying Artificial Intelligence (AI) and Machine Learning technology to Smart Manufacturing goals such as predictive maintenance, reduced downtime, process optimization, and overall productivity, combined with our sensor technology, is the foundation for a successful partnership.” Mr. Emmons concluded, “We’re confident this partnership will lead to additional new business in both our Smart Manufacturing and Structural Health Monitoring verticals in due time."

About ElastiSense ApS.

ElastiSense is a technology company specialized in industrial sensor products utilizing its proprietary technology. ElastiSense offer standard and customized sensors with unique technological features enabling simple and cost-efficient instrumentation and monitoring of industrial assets operating under harsh and all-weather conditions. The data generated by ElastiSense sensors are exploitable by digital tools such as IIoT, AI, ML, and Digital Twins for predictive maintenance, damage prevention, and operation optimization. For additional information visit www.elastisense.com

About IIOT-OXYS, Inc.

IIOT-OXYS, Inc. (OTC PINK: ITOX) is a technology company at the intersection of IIoT, AI & Machine Learning, Edge Computing and Manufacturing Operations. We provide actionable mission-critical insights for the Medical/Pharmaceutical, Manufacturing, Agriculture, Defense, and Structural Health, and other industries. IIOT-OXYS's edge computing open-source hardware and proprietary ML algorithms employ our Minimally Invasive Load Monitoring (MILM) technology to simply gather data and gain insights to monitor, scope, move from preventive to predictive maintenance, and even optimize development and manufacturing processes. For additional information visit www.oxyscorp.com.

1 https://www.marketsandmarkets.com/Market-Reports/industry-4-market-102536746.html

2 https://www.marketsandmarkets.com/Market-Reports/structural-health-monitoring-market-101431220.html

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Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance. Forward-looking statements often contain words such as ''expects,'' ''anticipates,'' ''intends,'' or ''believes.'' Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

IIOT-OXYS, Inc.
Clifford L. Emmons
CEO
contact@oxyscorp.com
www.oxyscorp.com

SOURCE: IIOT-OXYS, Inc.

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